EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27,1999 (except with respect to the Southern Bancshares LTD, ANB Corporation and Heritage Financial Services, Inc. business combinations discussed in Note 2, as to which the dates are January 29, 1999, March 10, 2000 and March 1, 2000, respectively) included in Old National Bancorp's annual report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP

July 16, 2001